UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2022

APi Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW New Brighton, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-4320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

On April 1, 2022, APi Group DE, Inc. (“APi DE”), a wholly-owned subsidiary of APi Group Corporation (the “Company”), the Company, the parties that are signatories thereto as guarantors (the “Guaranteeing Subsidiaries”) and Computershare Trust Company, N.A., as trustee (the “Trustee”), entered into a supplemental indenture (the “Supplemental Indenture”), which supplemented that certain indenture dated as of June 22, 2021, by and among APi DE, the Company, the Guaranteeing Subsidiaries, and the Trustee (the “Initial Indenture” and together with the Supplemental Indenture, the “Indenture”) pursuant to which APi DE issued $350 million aggregate principal amount of 4.125% Senior Notes due 2029 (the “Notes”). The Initial Indenture is described more fully in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2021, which description is incorporated herein by reference.

Heretofore, the joinder of foreign subsidiary guarantors under the Initial Indenture was optional. The general purpose of the Supplemental Indenture is to amend the text of the Initial Indenture to cause the Indenture to mandate the joinder of certain direct and indirect foreign subsidiaries of the Company to the Indenture, as guarantors of the Indenture and the Notes, consistent with the terms of the (a) Indenture by and among APi DE, the Company, the guarantor subsidiaries of the Company party thereto, and the Trustee, dated October 21, 2021 (the “October Indenture”), pursuant to which APi Escrow Corp. (“Escrow Corp.”) issued $300 million aggregate principal amount of 4.750% Senior Notes due 2029 (the “October Notes”), before merging with and into APi DE on January 3, 2022, contemporaneously with the acquisition of Chubb Limited by the Company (and at which time APi DE assumed all of the obligations of Escrow Corp. under the October Indenture and the October Notes), and (b) the Credit Agreement, by and among APi DE, the Company, as a guarantor, the Company subsidiary guarantors named therein, as guarantors, the lenders and letter of credit issuers from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent, dated as of October 1, 2019 and amended on October 22, 2020 and December 16, 2021, as further amended, supplemented or modified from time to time, which require certain of the Company’s direct and indirect foreign subsidiaries to guaranty the obligations of APi DE under the October Indenture, the October Notes, and the Credit Agreement, respectively. Accordingly, pursuant to the amendments to the Initial Indenture made by the Supplemental Indenture, the Indenture now has the benefit of the credit support provided to holders of the October Indenture and the October Notes. The Supplemental Indenture was made without the consent of the holders of the Notes, pursuant to Section 9.01(e) of the Indenture.

The description of the Indenture contained herein is not intended to be complete and is qualified in its entirety by reference to the full texts of the Initial Indenture, which was filed with the SEC as Exhibit 4.1 to the Company’s Current Report on Form 8-K on June 22, 2021, and the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.2, and both of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

(d)     Exhibits

The following exhibits are being filed or furnished as part of this Current Report on Form 8-K.

Exhibit Number	Exhibit Title

4.1	Indenture, dated as of June 22, 2021, by and among APi Group DE, Inc., the Company, the guarantors party thereto and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on June 22, 2021).

4.2	Supplemental Indenture, dated as of April 1, 2022, among APi Group DE, Inc., the Company, the guarantors party thereto and Computershare Trust Company, N.A.

104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

	By:	/s/ Andrea M. Fike
	Name:	Andrea M. Fike
	Title:	Senior Vice President, General Counsel and Secretary
Date: April 1, 2022